UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EMC Corporation

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The following is a transcript of excerpts from an interview of Adrian McDonald, President of Europe, Middle East and Africa at EMC Corporation (the “Company”), given to a Company employee as a quarterly business update, a video recording of which was posted on the Company’s employee intranet.

Moderator: I’m relatively new to the company, you’ve been here quite a long time, I won’t say how many years. But you’ve told me a number of times you’ve seen so many different versions of EMC so where do you feel we are right now and what’s the impact of that going to be for the business going forward?

McDonald: Thank you, great question. So I have been here 28 years, I would say that I have seen six completely different iterations of EMC in that time and I am delighted to say that the merger with Dell, feels like, just the seventh. It’s just the next version of EMC, whatever it gets called, to me is neither here nor there to some degree, what’s really important is that the EMC business unit stays as it is and in fact is enhanced. So again to be clear the EMC business unit, let’s call it Dell Enterprise for want of a better word, which is today a $16BN business unit within a $25BN company, will become a $30BN business unit within an $80BN company. In other words, we will almost double in size. We will inherit from Dell their x86 server business, a $10BN power house in the market which is going to give us so many side benefits going forward. We will also inherit some other parts of the Dell business empire to make us a $30BN business unit. The management team stays the same, we are under David Goulden, as our CEO of, let’s call it, Dell Enterprise. And really this is just like the ‘next coming’ from our perspective.

As I talk to all the CIOs of Europe, there was a recent study by the ESG group that said that between 75% and 82% of CIOs are 100% supportive. That’s certainly what I’ve found. I literally came up with those numbers independently and I’ll say, by the way, that the remaining 18% to 25% just need some explanation and in that explanation they’re on board as well. Candidly there’s nothing not to like, you actually get more EMC in the transaction, not less, if I can put it that way. So we will then have an offering in the Dell Enterprise that allows us to play top to bottom against the traditional players; IBM, Hewlett Packard in particular and to a lesser degree NetApp, Symantec etc. I’ve got to say, candidly, I think we can out compete technologically, in solution terms and in terms of the people going to market, IBM and in particular HP, for a number of years to come. And that’s a large space of the market which even though as a percentage may be a smaller part in five years from now, there’s plenty of space for us to go move into. So extremely excited about that prospect.

Moderator: That’s an exciting area I think and something that’s relevant for all our enterprise customers and it’s great to be able to go back to them and have that conversation as well.

McDonald: Indeed. And the combination between those go-to markets is going to be extremely important.

Moderator: Is there anything you want to leave the sales team and the rest of the teams with as we go into December?

McDonald: I think just to say we have a phenomenal future, I couldn’t be more excited about the potential of Dell/EMC going forward. And then let’s ask ourselves a question, how can we help this progression, how can we help ourselves going forward? There are many people focused on the integration, there are many people focused on the marketing of the new company, there are many people focused on other aspects of what we will be. The main way we can help is by having the biggest Q4 we possibly can. So I need for everyone in EMC EMEA to focus on Q4 achievements and then likewise candidly in Q1 and Q2 we’re going to have to do the same. And in doing so, believe me, we have great people working on this, they’re looking to do the integration even earlier than current schedules, if possible, and clearly there’s some regulatory approvals etc. to do, but otherwise we’re in great shape, let’s focus on the simple things that we can achieve, let’s not spend time worrying about things that we can’t help anyway, affect anyway, and I look forward to working with everyone in EMC EMEA to that success.

EMC Corporation Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of

EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC using the contact information above.